Alternative Loan Trust 2007-13
Issuing Entity
Final Term Sheet
$855,728,140
(Approximate)
CWALT, Inc.
Depositor
Countrywide Home Loans, Inc.
Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.
     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.
     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED APRIL 26, 2007
Mortgage Pass-Through Certificates, Series 2007-13
Distributions payable monthly, beginning May 25, 2007

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class			Initial Class
	Certificate Balance/Initial			Certificate Balance/Initial
	Notional	Pass-Through		Notional		Pass-Through
	Amount (1)	Rate (2)		Amount (1)		Rate (2)
Class A-1	$84,860,000 (3)	6.00%	Class A-10	$7,071,666	(3)(4)	6.00%
Class A-2	$25,238,000	6.00%	Class A-11	$84,860,000	(3)	5.75%
Class A-3	$3,015,000	6.00%	Class A-12	$3,535,833	(3)(4)	6.00%
Class A-4	$15,000,000	6.00%	Class X	$103,410,733	(4)	Variable
Class A-5	$50,000,000	Floating	Class PO	$4,718,076		(5)
Class A-6	$50,000,000 (4)	Floating	Class A-R	$100		6.00%
Class A-7	$10,235,000	6.00%	Class M	$4,829,900		6.00%
Class A-8	$6,406,000	6.00%	Class B-1	$1,679,800		6.00%
Class A-9	$84,860,000 (3)	5.50%	Class B-2	$1,574,800		6.00%

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)	The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, are listed in the tables under “Summary — Description of the Certificates” beginning on page S-6 of this free writing prospectus.

(3)	The Class A-9, Class A-10, Class A-11 and Class A-12 Certificates are exchangeable for certain proportions of the Class A-1 Certificates as described in this free writing prospectus. The maximum initial class certificate balance or notional amount of each class of exchangeable certificates is set forth in the table but is not included in the aggregate class certificate balance of the certificates offered.

(4)	The Class A-6, Class A-10, Class A-12 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of the certificates offered.

(5)	The Class PO Certificates are principal only certificates and will not accrue interest.

Summary
Issuing Entity
Alternative Loan Trust 2007-13, a common law trust formed under the laws of the State of New York.
Depositor
CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.
Sponsor and Sellers
Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.
Master Servicer
Countrywide Home Loans Servicing LP.
Trustee
The Bank of New York.
Pooling and Servicing Agreement
The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.
Cut-off Date
For any mortgage loan, the later of April 1, 2007 and the date of origination for that mortgage loan (the “cut-off date”).
Closing Date
On or about April 27, 2007.
The Mortgage Loans
The mortgage loans will consist of 40-year conventional fixed-rate mortgage loans secured by first liens on one-to-four family residential properties.
The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.
As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance	$209,971,373
Geographic Concentrations in excess of 10%:
California	54.13%
Weighted Average Original LTV Ratio	68.57%
Weighted Average Mortgage Rate	6.334%
Range of Mortgage Rates	5.125 % to 9.125%
Average Current Principal Balance	$296,989
Range of Current Principal Balances	$50,000 to
$1,394,430
Weighted Average Remaining Term to Maturity	479 months
Weighted Average FICO Credit Score	719
     Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

Description of the Certificates
The issuing entity will issue the following classes of certificates:

	Initial
	Class Certificate
	Balance/Initial		Initial Rating	Initial Rating	Initial Rating
Class	Notional Amount (1)	Type	(Fitch) (2)	(S&P) (2)	(Moody’s) (2)
Offered Certificates
Class A-1	$84,860,000	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior/Depositable(3)	AAA	AAA	Aaa
Class A-2	$25,238,000	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior	AAA	AAA	Aaa
Class A-3	$3,015,000	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior	AAA	AAA	Aaa
Class A-4	$15,000,000	Senior/Fixed Pass-Through Rate/NAS/Super Senior	AAA	AAA	Aaa
Class A-5	$50,000,000	Senior/Floating Pass-Through Rate/Targeted Balance/Accretion Directed/Companion	AAA	AAA	Aaa
Class A-6	$50,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only	AAA	AAA	Aaa
Class A-7	$10,235,000	Senior/Fixed Pass-Through Rate/Accrual/Companion	AAA	AAA	Aaa
Class A-8	$6,406,000	Senior/Fixed Pass-Through Rate/NAS/Support	AAA	AAA	Aa1
Class A-9	$84,860,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class A-10	$7,071,666	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable(3)	AAA	AAA	Aaa
Class A-11	$84,860,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class A-12	$3,535,833	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable(3)	AAA	AAA	Aaa
Class X	$103,410,733	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	AAA	Aaa
Class PO	$4,718,076	Senior/Principal Only	AAA	AAA	Aaa
Class A-R	$100	Senior/Fixed Pass-Through Rate/Residual	AAA	AAA	Aaa
Class M	$4,829,900	Subordinate/Fixed Pass- Through Rate	AA	AA-	N/R

	Initial
	Class Certificate
	Balance/Initial		Initial Rating	Initial Rating	Initial Rating
Class	Notional Amount (1)	Type	(Fitch) (2)	(S&P) (2)	(Moody’s) (2)
Class B-1	$1,679,800	Subordinate/Fixed Pass- Through Rate	A	A	A3
Class B-2	$1,574,800	Subordinate/Fixed Pass- Through Rate	BBB	BBB-	Baa3

Non-Offered Certificates (4)
Class B-3	$944,800	Subordinate/Fixed Pass- Through Rate
Class B-4	$839,900	Subordinate/Fixed Pass- Through Rate
Class B-5	$629,996	Subordinate/Fixed Pass- Through Rate

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)	The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings (“Fitch”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this free writing prospectus.

(3)	Certain proportions of the Depositable Certificates may be deposited in exchange for one or more classes of Exchangeable Certificates, as applicable, as described in this free writing prospectus under “Description of the Certificates—Exchangeable Certificates.” The maximum initial class certificate balances or notional amounts of the exchangeable certificates are set forth in the table.

(4)	The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

			Interest Accrual
Class	Pass-Through Rate	Interest Accrual Period	Convention
Offered Certificates
Class A-1	6.00%	calendar month (1)	30/360 (2)
Class A-2	6.00%	calendar month (1)	30/360 (2)
Class A-3	6.00%	calendar month (1)	30/360 (2)
Class A-4	6.00%	calendar month (1)	30/360 (2)
Class A-5	LIBOR + 0.50%(3)	(4)	30/360 (2)
Class A-6	5.50% — LIBOR(3)	(4)	30/360 (2)
Class A-7	6.00%	calendar month (1)	30/360 (2)
Class A-8	6.00%	calendar month (1)	30/360 (2)
Class A-9	5.50%	calendar month (1)	30/360 (2)
Class A-10	6.00%	calendar month (1)	30/360 (2)
Class A-11	5.75%	calendar month (1)	30/360 (2)
Class A-12	6.00%	calendar month (1)	30/360 (2)
Class PO	(5)	N/A	N/A
Class X	(6)	calendar month (1)	30/360 (2)
Class A-R	6.00%	calendar month (1)	30/360 (2)
Class M	6.00%	calendar month (1)	30/360 (2)
Class B-1	6.00%	calendar month (1)	30/360 (2)
Class B-2	6.00%	calendar month (1)	30/360 (2)

Non-Offered Certificates
Class B-3	6.00%	calendar month (1)	30/360 (2)
Class B-4	6.00%	calendar month (1)	30/360 (2)
Class B-5	6.00%	calendar month (1)	30/360 (2)

(1)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(3)	The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates – Determination of LIBOR.”.

(4)	The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5)	The Class PO Certificates are principal only certificates and will not accrue any interest.

(6)	The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See “Description of the Certificates — Interest” in this free writing prospectus.

Designations
We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-R, Class PO and Class X Certificates

Subordinated Certificates	Class M and Class B Certificates

Class A Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 and Class A-R Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

LIBOR Certificates	Class A-5 and Class A-6 Certificates

Notional Amount Certificates	Class A-6, Class A-10, Class A-12 and Class X Certificates

Depositable Certificates	Class A-1 Certificates

Exchangeable Certificates	Class A-9, Class A-10, Class A-11 and Class A-12 Certificates

Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates
Record Date
The last business day of the month preceding the month of that distribution date.
Denominations
Offered Certificates (other than the Class A-2, Class A-3 and Class A-R Certificates):
$25,000 and multiples of $1 in excess thereof.
Class A-2 and Class A-3 Certificates:
$1,000 and multiples of $1 in excess thereof.
Class A-R Certificates:
Two certificates of $99.99 and $0.01, respectively.
Registration of Certificates
Offered Certificates other than the Class A-R Certificates:
Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.
Class A-R Certificates
Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.
Distribution Dates
Beginning on May 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.
Last Scheduled Distribution Date
The last scheduled distribution date for the certificates is the distribution date in June 2047. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.
Interest Payments
The related interest accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page S-8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:
•	interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest that was not paid or accreted on prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.
On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.
The Class A-7 Certificates are accrual certificates. Interest will accrue on the Class A-7 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued interest amount will not be distributed as interest to the Class A-7 Certificates until the accrual termination date, which is the earlier of:
•	the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

•	the distribution date on which the class certificate balance of the Class A-5 Certificates is reduced to zero.
This accrued and unpaid interest will be added to the class certificate balance of the Class A-7 Certificates on the related distribution date.
The Class PO Certificates do not bear interest.
Allocation of Net Interest Shortfalls:
For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:
•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.
Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinated classes entitled to receive or accrete distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.
On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.
If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed or accreted on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.
Corridor Contract
A supplemental interest trust created under the pooling and servicing agreement will have the benefit of an interest rate corridor contract for the benefit of the Class A-5 Certificates.
On or prior to the corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contract will be available to make payments of the yield supplement amount pursuant to the formula.
Principal Payments
On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.
Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:
•	in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

•	in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.
Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.
Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”
On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.
The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.
Exchanging Certificates Through Combination and Recombination
Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so surrendered is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.
Amounts Available for Distributions on the Certificates
The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):
•	all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans;

•	partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses
The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:
•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•	the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.
Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.
Servicing Compensation
Master Servicing Fee:
The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described.
Additional Servicing Compensation:
The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans.
Source and Priority of Distributions:
The master servicing fee and any additional servicing compensation will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.
Priority of Distributions
Priority of Distributions Among Certificates
In general, on any distribution date, available funds will be distributed in the following order:
•	to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

•	to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•	to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	any remaining available amounts, to the Class

•	A-R Certificates.
Principal
On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class A-7 Certificates added to its class certificate balance will be distributed as principal in the following order:
•	to the Class A-5 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus); and

•	to the Class A-7 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):
On each distribution date after distribution of the accrual amount, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order:
     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;
     (2) concurrently, to the Class A-4 and Class A-8 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates – Principal” in this free writing prospectus), until their respective class certificate balances are reduced to zero;
     (3) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus), until their respective class certificate balances are reduced to zero;
     (4) if the aggregate stated principal balance of the mortgage loans as of the due date in the month of such distribution date (after giving effect to principal prepayments received in the prepayment period related to that due date) is less than the scheduled balance for that distribution date (as described under “Principal Balance Schedules” in this free writing prospectus) in the following order:
     (a) to the Class A-7 Certificates, until its class certificate balance is reduced to zero; and
     (b) to the Class A-5 Certificates, until its class certificate balance is reduced to zero;
     (5) if the aggregate stated principal balance of the mortgage loans as of the due date in the month of such distribution date (after giving effect to principal prepayments received in the prepayment period related to that due date) is greater than or equal to the scheduled balance for that distribution date, in the following order:
     (a) to the Class A-5 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;
     (b) to the Class A-7 Certificates, until its class certificate balance is reduced to zero; and
     (c) to the Class A-5 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;
     (6) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, without regard their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and
     (7) concurrently, to the Class A-4 and Class A-8 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.
Class PO Certificates:
     On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:
•	available funds remaining after distribution and accretion of interest on the senior certificates; and

•	a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.
Subordinated Certificates; Applicable Credit Support Percentage Trigger:
On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.
Allocation of Realized Losses
On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:
•	the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the non-PO percentage of any realized losses will be allocated in the following order:
•	first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero,

•	second, concurrently, to the classes of senior certificates (other than the Class PO Certificates and the notional amount certificates), pro rata, based upon their respective class certificate balances or, in the case of the Class A-7 Certificates, on the basis of the lesser of its class certificate balance immediately prior to that distribution date and its initial class certificate balance, until its class certificate balance is reduced to zero, except that a portion of any realized losses that would otherwise be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will instead be allocated to the Class A-8 Certificates, until its class certificate balance is reduced to zero.
In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.
Credit Enhancement
The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.
Subordination
The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.
Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Losses.”
Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal Payments,” the senior prepayment percentage (which determines the allocation of the principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.
Advances
The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.
Repurchase, Substitution and Purchase of Mortgage Loans
The sellers will be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.
Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.
If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.
The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).
Optional Termination
The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.
Tax Status
For federal income tax purposes, the issuing entity will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinated certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class A-5 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.
The supplemental interest trust, the corridor contract and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.
ERISA Considerations
The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be

purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class A-5 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or a statutory exemption.
Legal Investment
The Class A, Class X, Class PO and Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates
General
     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.
     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.
     The Mortgage Pass-Through Certificates, Series 2007-13, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.
When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-R, Class PO and Class X Certificates

Subordinated Certificates	Class M and Class B Certificates

Class A Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 and Class A-R Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

LIBOR Certificates	Class A-5 and Class A-6 Certificates

Notional Amount Certificates	Class A-6, Class A-10, Class A-12 and Class X Certificates

Depositable Certificates	Class A-1 Certificates

Exchangeable Certificates	Class A-9, Class A-10, Class A-11 and Class A-12 Certificates

Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates
The certificates are generally referred to as the following types:

Class	Type
Class A-1	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior/Depositable

Class A-2	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class A-3	Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

Class A-4	Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class A-5	Senior/Floating Pass-Through Rate/Targeted Balance/Accretion Directed/Companion

Class A-6	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest Only

Class	Type
Class A-7	Senior/Fixed Pass-Through Rate/Accrual/Companion

Class A-8	Senior/Fixed Pass-Through Rate/NAS/Support

Class A-9	Senior/Fixed Pass-Through Rate/Exchangeable

Class A-10	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable

Class A-11	Senior/Fixed Pass-Through Rate/Exchangeable

Class A-12	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only/Exchangeable

Class X	Senior/Variable Pass-Through Rate/Notional Amount/ Interest Only

Class PO	Senior/Principal Only

Class A-R	Senior/Fixed Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Fixed Pass-Through Rate
     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.
     The senior certificates will have an initial aggregate class certificate balance of approximately $199,472,176, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Initial Beneficial
Class of Subordinated Certificates	Ownership Interest
Class M	2.30%
Class B-1	0.80%
Class B-2	0.75%
Class B-3	0.45%
Class B-4	0.40%
Class B-5	0.30%
Calculation of Class Certificate Balance
     The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:
•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class, and

•	in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses,” and in the case of the Class A-7 Certificates, increased by
•	all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements – Realization Upon Defaulted Loans – Application of Liquidation Proceeds” in the prospectus.
     The Class Certificate Balance of the each outstanding class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance immediately prior to that Distribution Date of the related classes of Depositable Certificates that have been deposited.
     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).
Notional Amount Certificates
     The Class A-6, Class A-10, Class A-12 and Class X Certificates are notional amount certificates.
     The notional amount for the interest accrual period for any Distribution Date and:
•	the Class A-6 Certificates will equal the Class Certificate Balance of the Class A-5 Certificates immediately prior to such Distribution Date;

•	the Class A-10 Certificates will equal the product of (i) the Class Certificate Balance of the Class A-9 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00;

•	the Class A-12 Certificates will equal the product of (i) the Class Certificate Balance of the Class A-11 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00;

•	the Class X Certificates will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).
Book-Entry Certificates; Denominations
     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class A-2 and Class A-3 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class A-2 and Class A-3 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities —

Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.
     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.
     For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.
     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
Determination of LIBOR
     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.
     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.
     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — LIBOR.”
     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.
Payments on Mortgage Loans; Accounts
     Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:
•	all payments on account of principal on the mortgage loans, including principal prepayments;

•	all payments on account of interest on the mortgage loans, net of the related master servicing fee

(as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•	all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.
     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.
     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:
•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”;

•	to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

•	to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•	to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•	to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.
     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.
     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:
•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.
     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:
•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•	to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.
     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.
     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.
     Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the “Exchangeable Certificates Distribution Account”), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the

Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class or classes of Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.
Investments of Amounts Held in Accounts
     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.
     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.
     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the Class Certificate Balance of the Class A-5 Certificates to zero and the Corridor Contract Termination Date. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.
Exchangeable Certificates
General. The Class A-1 Certificates are “Depositable Certificates.” All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class A-9, Class A-10, Class A-11 and Class A-12 Certificates (the “Exchangeable Certificates”) only in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the related classes of Depositable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.
     The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.
     Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.
     Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee’s approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.
     In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.
     The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.
     Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

Fees and Expenses
     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each mortgage loan multiplied by the master servicing fee rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• prepayment interest excess	Compensation	Interest paid by obligors with respect to certain prepayments on the mortgage loans.	Monthly

	• All late payment fees, assumption fees and other similar charges including prepayment charges	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses	With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan (6)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account.	Monthly

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements— Amendment” in the prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)	The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4)	“Excess Proceeds” with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under “— Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distributions
     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.
     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.
Priority of Distributions Among Certificates
     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order:
•	to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

•	to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal” in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•	to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•	to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.
     “Available Funds” for any Distribution Date will equal the sum of:
•	all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•	all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

•	all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

•	amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;
reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.
     In the event that Depositable Certificates are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on each related class of Depositable Certificates that has been surrendered subject to the priorities described herein. In addition, the outstanding Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that has been surrendered.
Interest
     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.
     LIBOR Certificates.
     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

	Initial	Maximum/Minimum	Formula for Calculation of Class
Class	Pass-Through Rate	Pass-Through Rate	Pass-Through Rate
Class A-5	5.82%	6.00%/0.50%	LIBOR + 0.50%
Class A-6	0.18%	5.50%/0.00%	5.50% — LIBOR
     Class X Certificates
     The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.388224% per annum.
     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This “interest entitlement” for any interest-bearing class will be equal to the sum of:
•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•	the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).
     The Class A-7 Certificates are accrual certificates. Interest will accrue on the Class A-7 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class A-7 Certificates until the Accrual Termination Date, which is the earlier of:
•	the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

•	the Distribution Date on which the Class Certificate Balance of the Class A-5 Certificates is reduced to zero.
     This accrued and unpaid interest will be added to the Class Certificate Balance of the Class A-7 Certificates on the related Distribution Date.
     The Class PO Certificates are principal only certificates and will not bear interest.
     For each Distribution Date on or prior to the Corridor Contract Termination Date, in addition to the interest entitlement described above, the Class A-5 Certificates, will be entitled to receive the yield supplement amount, if any, from payments under the Corridor Contract. See “—The Corridor Contract” in this free writing prospectus.
Allocation of Net Interest Shortfalls
     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of “Net Interest Shortfalls” for the Distribution Date. With respect to any Distribution Date, the “Net Interest Shortfall” is equal to the sum of:
•	any net prepayment interest shortfalls for the Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.
     With respect to any Distribution Date, a “net prepayment interest shortfall” is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.
     A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.
     A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “The Agreements — Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

     A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.
     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.
     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.
The Corridor Contract
     The Class A-5 Certificates will have the benefit of an interest rate corridor contract (the “Corridor Contract”).
     Deutsche Bank AG, New York, an affiliate of one of the underwriters, entered into the Corridor Contract with Bear Stearns Financial Products Inc. (the “Corridor Contract Counterparty”). On the closing date, Deutsche Bank AG, New York will assign its rights by novation under the Corridor Contract to the Bank of New York on behalf of the supplemental interest trust (in such capacity, the “supplemental interest trustee”) as evidenced by a novation confirmation among Deutsche Bank AG, New York, the supplemental interest trustee and the Corridor Contract Counterparty.
     The Corridor Contract will be an asset of a separate trust (the “Supplemental Interest Trust”) created under the Pooling and Servicing Agreement for the benefit of the Class A-5 Certificates.
     Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the Corridor Contract Counterparty on the date that such Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.
     On each Distribution Date up to and including the Distribution Date in October 2012 (the “Corridor Contract Termination Date”), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:
     (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 9.00% over (y) 5.50%,
     (ii) the Corridor Contract Notional Balance for such Distribution Date, and
     (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months) divided by (y) 360.
     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the supplemental interest trustee will be used to pay the Yield Supplement Amount as described below under “—The Corridor Contract Reserve Fund.”
     The Corridor Contract Notional Balances are based on the mortgage loans having a prepayment rate equal to 55% of the Prepayment Assumption.

     The “Corridor Contract Notional Balance” is as described in the following table:

Month of	Corridor
Distribution	Contract Notional
Date	Balance ($)
June 2007	49,123,529.63
July 2007	48,150,964.12
August 2007	47,083,434.86
September 2007	45,922,334.79
October 2007	44,669,317.36
November 2007	43,326,294.65
December 2007	41,895,434.43
January 2008	40,379,156.35
February 2008	38,780,127.08
March 2008	37,101,254.52
April 2008	35,345,681.05
May 2008	33,659,192.70
June 2008	32,041,163.06
July 2008	30,490,942.98
August 2008	29,007,860.59
September 2008	27,591,221.65
October 2008	26,240,309.67
November 2008	24,954,386.30
December 2008	23,732,691.54
January 2009	22,574,444.09
February 2009	21,478,841.75
March 2009	20,445,061.72
April 2009	19,472,261.11
May 2009	18,559,577.25
June 2009	17,706,128.27
July 2009	16,911,013.51
August 2009	16,173,314.10
September 2009	15,492,093.39
October 2009	14,866,397.62
November 2009	14,254,181.41
December 2009	13,655,234.35
January 2010	13,069,348.83
February 2010	12,496,319.93
March 2010	11,935,945.41
April 2010	11,388,025.69
May 2010	10,852,363.80
June 2010	10,328,765.37
July 2010	9,817,038.54
August 2010	9,316,994.01
September 2010	8,828,444.96
October 2010	8,351,207.03
November 2010	7,885,098.24
December 2010	7,429,939.07
January 2011	6,985,552.33
February 2011	6,551,763.17
March 2011	6,128,399.05
April 2011	5,715,289.70
May 2011	5,312,267.10
June 2011	4,919,165.47
July 2011	4,535,821.18
August 2011	4,162,072.81
September 2011	3,797,761.04
October 2011	3,442,728.69
November 2011	3,096,820.64
December 2011	2,759,883.84
January 2012	2,431,767.27
February 2012	2,112,321.92
March 2012	1,801,400.74
April 2012	1,498,858.67
May 2012	1,204,552.54
June 2012	968,092.02
July 2012	739,284.07
August 2012	517,992.31
September 2012	304,082.23
October 2012	97,421.07
November 2012 and thereafter	0.00
     The Corridor Contract is scheduled to remain in effect up to and including the Corridor Contract Termination Date.
     The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.
     It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class A-5 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.
     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of the Corridor Contract or in any other circumstance.
     The significance percentage for the Corridor Contract is less than 10%. The “significance percentage” for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The “significance estimate” of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.
     Bear Stearns Financial Products Inc. (“BSFP”), a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.
     The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.
     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.
     The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.
The Corridor Contract Reserve Fund
     The pooling and servicing agreement will require the trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust in the supplemental interest trust, on behalf of the holders of the Class A-5 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.
     On each Distribution Date, the supplemental interest trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of the Corridor Contract will be distributed to the Class A-5 Certificates to the extent necessary to pay the current Yield Supplement Amount and any Yield Supplement Amount remaining unpaid from prior Distribution Dates. Amounts received on the Corridor Contract on any Distribution Date in excess of the amount necessary to pay the related current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates will remain on deposit in the Corridor Contract Reserve Fund and may be used to pay such Yield Supplement Amounts on future Distribution Dates. On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class A-5 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Deutsche Bank Securities Inc.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, the “Yield Supplement Amount” will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class A-5 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 9.00% over (ii) 5.50%.
Principal
     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under “— Priority of Distributions Among Certificates” between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.
     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a “Discount mortgage loan”) will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a “Non-Discount mortgage loan”) will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.
     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.
     The “Non-PO Formula Principal Amount” for any Distribution Date will equal the sum of:
(i)	the sum of the applicable Non-PO Percentage of,
(a)	all monthly payments of principal due on each mortgage loan on the related Due Date,

(b)	the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

(d)	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)	with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

(f)	all partial and full principal prepayments by borrowers received during the related Prepayment Period, and
(ii)	(A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

          Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class A-7 Certificates added to its Class Certificate Balance (this is sometimes referred to as the “Accrual Amount”) will be distributed as principal in the following order:
          (1) to the Class A-5 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date; and
          (2) to the Class A-7 Certificates, until its Class Certificate Balance is reduced to zero.
          Senior Principal Distribution Amount. On each Distribution Date, after distribution of the accrual amount, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order:
(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2)	concurrently, to the Class A-4 and Class A-8 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

(3)	sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

(4)	if the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is less than the Scheduled Balance for that Distribution Date, in the following order:
(a) to the Class A-7 Certificates, until its Class Certificate Balance is reduced to zero; and
(b) to the Class A-5 Certificates, until its Class Certificate Balance is reduced to zero;
(5)	if the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to the Scheduled Balance for that Distribution Date, in the following order:
(a) to the Class A-5 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;
(b) to the Class A-7 Certificates, until its Class Certificate Balance is reduced to zero; and
(c) to the Class A-5 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;
(6)	sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, without regard their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(7)	concurrently, to the Class A-4 and Class A-8 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.
          Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

          On each Distribution Date, each outstanding Class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related classes of Depositable Certificates that have been deposited.
          The Scheduled Balances are based on the mortgage loans having a prepayment rate equal to 55% of the Prepayment Assumption.
          The “Scheduled Balance” is as described in the following table:

Scheduled Balance
Distribution Date	($)
Initial	209,971,372.62
May 25, 2007	208,950,919.35
June 25, 2007	207,788,133.27
July 25, 2007	206,484,199.80
August 25, 2007	205,040,599.91
September 25, 2007	203,459,109.13
October 25, 2007	201,741,795.64
November 25, 2007	199,891,017.33
December 25, 2007	197,909,417.75
January 25, 2008	195,799,921.20
February 25, 2008	193,565,726.66
March 25, 2008	191,210,300.78
April 25, 2008	188,883,058.09
May 25, 2008	186,583,664.41
June 25, 2008	184,311,789.47
July 25, 2008	182,067,106.93
August 25, 2008	179,849,294.27
September 25, 2008	177,658,032.79
October 25, 2008	175,493,007.57
November 25, 2008	173,353,907.37
December 25, 2008	171,240,424.65
January 25, 2009	169,152,255.48
February 25, 2009	167,089,099.55
March 25, 2009	165,050,660.05
April 25, 2009	163,036,643.72
May 25, 2009	161,046,760.72
June 25, 2009	159,080,724.65
July 25, 2009	157,138,252.51
August 25, 2009	155,219,064.60
September 25, 2009	153,322,884.56
October 25, 2009	151,449,439.26
November 25, 2009	149,598,458.84
December 25, 2009	147,769,676.57
January 25, 2010	145,962,828.91
February 25, 2010	144,177,655.41
March 25, 2010	142,413,898.72
April 25, 2010	140,671,304.50
May 25, 2010	138,949,621.44
June 25, 2010	137,248,601.18
July 25, 2010	135,567,998.29
August 25, 2010	133,907,570.26
September 25, 2010	132,267,077.43
October 25, 2010	130,646,282.96
November 25, 2010	129,044,952.83
December 25, 2010	127,462,855.77
January 25, 2011	125,899,763.25
February 25, 2011	124,355,449.44
March 25, 2011	122,829,691.16
April 25, 2011	121,322,267.89
May 25, 2011	119,832,961.70
June 25, 2011	118,361,557.24
July 25, 2011	116,907,841.72
August 25, 2011	115,471,604.83
September 25, 2011	114,052,638.77
October 25, 2011	112,650,738.20
November 25, 2011	111,265,700.18

Scheduled Balance
Distribution Date	($)
December 25, 2011	109,897,324.20
January 25, 2012	108,545,412.10
February 25, 2012	107,209,768.06
March 25, 2012	105,890,198.58
April 25, 2012	104,586,512.47
May 25, 2012	103,298,520.75
June 25, 2012	102,026,036.72
July 25, 2012	100,768,875.86
August 25, 2012	99,526,855.84
September 25, 2012	98,299,796.50
October 25, 2012	97,087,519.78
November 25, 2012	95,889,849.75
December 25, 2012	94,706,612.54
January 25, 2013	93,537,636.36
February 25, 2013	92,382,751.44
March 25, 2013	91,241,790.01
April 25, 2013	90,114,586.28
May 25, 2013	89,000,976.45
June 25, 2013	87,900,798.63
July 25, 2013	86,813,892.85
August 25, 2013	85,740,101.04
September 25, 2013	84,679,267.00
October 25, 2013	83,631,236.36
November 25, 2013	82,595,856.59
December 25, 2013	81,572,976.97
January 25, 2014	80,562,448.55
February 25, 2014	79,564,124.16
March 25, 2014	78,577,858.35
April 25, 2014	77,603,507.40
May 25, 2014	76,640,929.29
June 25, 2014	75,689,983.69
July 25, 2014	74,750,531.92
August 25, 2014	73,822,436.94
September 25, 2014	72,905,563.33
October 25, 2014	71,999,777.30
November 25, 2014	71,104,946.60
December 25, 2014	70,220,940.58
January 25, 2015	69,347,630.11
February 25, 2015	68,484,887.62
March 25, 2015	67,632,587.03
April 25, 2015	66,790,603.75
May 25, 2015	65,958,814.66
June 25, 2015	65,137,098.13
July 25, 2015	64,325,333.94
August 25, 2015	63,523,403.30
September 25, 2015	62,731,188.83
October 25, 2015	61,948,574.54
November 25, 2015	61,175,445.81
December 25, 2015	60,411,689.39
January 25, 2016	59,657,193.35
February 25, 2016	58,911,847.10
March 25, 2016	58,175,541.36
April 25, 2016	57,448,168.15
May 25, 2016	56,729,620.75
June 25, 2016	56,019,793.71
July 25, 2016	55,318,582.86
August 25, 2016	54,625,885.22
September 25, 2016	53,941,599.05
October 25, 2016	53,265,623.83
November 25, 2016	52,597,860.20
December 25, 2016	51,938,210.00
January 25, 2017	51,286,576.24
February 25, 2017	50,642,863.05
March 25, 2017	50,006,975.72
April 25, 2017	49,374,322.85
May 25, 2017	48,749,390.95
June 25, 2017	48,132,087.50

Scheduled Balance
Distribution Date	($)
July 25, 2017	47,522,321.08
August 25, 2017	46,920,001.35
September 25, 2017	46,325,039.05
October 25, 2017	45,737,345.98
November 25, 2017	45,156,834.96
December 25, 2017	44,583,419.89
January 25, 2018	44,017,015.67
February 25, 2018	43,457,538.19
March 25, 2018	42,904,904.37
April 25, 2018	42,359,032.10
May 25, 2018	41,819,840.25
June 25, 2018	41,287,248.66
July 25, 2018	40,761,178.11
August 25, 2018	40,241,550.33
September 25, 2018	39,728,287.96
October 25, 2018	39,221,314.60
November 25, 2018	38,720,554.71
December 25, 2018	38,225,933.68
January 25, 2019	37,737,377.78
February 25, 2019	37,254,814.14
March 25, 2019	36,778,170.78
April 25, 2019	36,307,376.55
May 25, 2019	35,842,361.17
June 25, 2019	35,383,055.18
July 25, 2019	34,929,389.96
August 25, 2019	34,481,297.68
September 25, 2019	34,038,711.34
October 25, 2019	33,601,564.73
November 25, 2019	33,169,792.43
December 25, 2019	32,743,329.78
January 25, 2020	32,322,112.91
February 25, 2020	31,906,078.70
March 25, 2020	31,495,164.79
April 25, 2020	31,089,309.55
May 25, 2020	30,688,452.09
June 25, 2020	30,292,532.24
July 25, 2020	29,901,490.54
August 25, 2020	29,515,268.26
September 25, 2020	29,133,807.34
October 25, 2020	28,757,050.44
November 25, 2020	28,384,940.88
December 25, 2020	28,017,422.66
January 25, 2021	27,654,440.45
February 25, 2021	27,295,939.58
March 25, 2021	26,941,866.02
April 25, 2021	26,592,166.40
May 25, 2021	26,246,787.98
June 25, 2021	25,905,678.63
July 25, 2021	25,568,786.87
August 25, 2021	25,236,061.81
September 25, 2021	24,907,453.18
October 25, 2021	24,582,911.29
November 25, 2021	24,262,387.08
December 25, 2021	23,945,832.03
January 25, 2022	23,633,198.22
February 25, 2022	23,324,438.30
March 25, 2022	23,019,505.50
April 25, 2022	22,718,353.56
May 25, 2022	22,420,936.83
June 25, 2022	22,127,210.16
July 25, 2022	21,837,128.95
August 25, 2022	21,550,649.15
September 25, 2022	21,267,727.22
October 25, 2022	20,988,320.13
November 25, 2022	20,712,385.38
December 25, 2022	20,439,880.96
January 25, 2023	20,170,765.39

Scheduled Balance
Distribution Date	($)
February 25, 2023	19,904,997.65
March 25, 2023	19,642,537.23
April 25, 2023	19,383,344.10
May 25, 2023	19,127,378.71
June 25, 2023	18,874,601.97
July 25, 2023	18,624,975.27
August 25, 2023	18,378,460.45
September 25, 2023	18,135,019.81
October 25, 2023	17,894,616.11
November 25, 2023	17,657,212.54
December 25, 2023	17,422,772.74
January 25, 2024	17,191,260.76
February 25, 2024	16,962,641.12
March 25, 2024	16,736,878.74
April 25, 2024	16,513,938.95
May 25, 2024	16,293,787.51
June 25, 2024	16,076,390.58
July 25, 2024	15,861,714.74
August 25, 2024	15,649,726.94
September 25, 2024	15,440,394.56
October 25, 2024	15,233,685.34
November 25, 2024	15,029,567.43
December 25, 2024	14,828,009.34
January 25, 2025	14,628,979.97
February 25, 2025	14,432,448.58
March 25, 2025	14,238,384.81
April 25, 2025	14,046,758.65
May 25, 2025	13,857,540.47
June 25, 2025	13,670,700.98
July 25, 2025	13,486,211.22
August 25, 2025	13,304,042.63
September 25, 2025	13,124,166.93
October 25, 2025	12,946,556.22
November 25, 2025	12,771,182.93
December 25, 2025	12,598,019.80
January 25, 2026	12,427,039.91
February 25, 2026	12,258,216.67
March 25, 2026	12,091,523.78
April 25, 2026	11,926,935.29
May 25, 2026	11,764,425.54
June 25, 2026	11,603,969.17
July 25, 2026	11,445,541.16
August 25, 2026	11,289,116.74
September 25, 2026	11,134,671.47
October 25, 2026	10,982,181.21
November 25, 2026	10,831,622.07
December 25, 2026	10,682,970.48
January 25, 2027	10,536,203.15
February 25, 2027	10,391,297.05
March 25, 2027	10,248,229.45
April 25, 2027	10,106,977.87
May 25, 2027	9,967,520.12
June 25, 2027	9,829,834.26
July 25, 2027	9,693,898.62
August 25, 2027	9,559,691.79
September 25, 2027	9,427,192.62
October 25, 2027	9,296,380.20
November 25, 2027	9,167,233.89
December 25, 2027	9,039,733.29
January 25, 2028	8,913,858.24
February 25, 2028	8,789,588.82
March 25, 2028	8,666,905.36
April 25, 2028	8,545,788.43
May 25, 2028	8,426,218.81
June 25, 2028	8,308,177.54
July 25, 2028	8,191,645.86
August 25, 2028	8,076,605.25

Scheduled Balance
Distribution Date	($)
September 25, 2028	7,963,037.42
October 25, 2028	7,850,924.28
November 25, 2028	7,740,247.98
December 25, 2028	7,630,990.86
January 25, 2029	7,523,135.49
February 25, 2029	7,416,664.65
March 25, 2029	7,311,561.32
April 25, 2029	7,207,808.68
May 25, 2029	7,105,390.13
June 25, 2029	7,004,289.25
July 25, 2029	6,904,489.82
August 25, 2029	6,805,975.84
September 25, 2029	6,708,731.47
October 25, 2029	6,612,741.08
November 25, 2029	6,517,989.21
December 25, 2029	6,424,460.62
January 25, 2030	6,332,140.22
February 25, 2030	6,241,013.12
March 25, 2030	6,151,064.60
April 25, 2030	6,062,280.12
May 25, 2030	5,974,645.31
June 25, 2030	5,888,145.99
July 25, 2030	5,802,768.14
August 25, 2030	5,718,497.91
September 25, 2030	5,635,321.61
October 25, 2030	5,553,225.72
November 25, 2030	5,472,196.89
December 25, 2030	5,392,221.93
January 25, 2031	5,313,287.79
February 25, 2031	5,235,381.61
March 25, 2031	5,158,490.65
April 25, 2031	5,082,602.35
May 25, 2031	5,007,704.30
June 25, 2031	4,933,784.21
July 25, 2031	4,860,829.99
August 25, 2031	4,788,829.64
September 25, 2031	4,717,771.35
October 25, 2031	4,647,643.43
November 25, 2031	4,578,434.34
December 25, 2031	4,510,132.66
January 25, 2032	4,442,727.14
February 25, 2032	4,376,206.64
March 25, 2032	4,310,560.17
April 25, 2032	4,245,776.86
May 25, 2032	4,181,845.99
June 25, 2032	4,118,756.94
July 25, 2032	4,056,499.26
August 25, 2032	3,995,062.58
September 25, 2032	3,934,436.70
October 25, 2032	3,874,611.51
November 25, 2032	3,815,577.03
December 25, 2032	3,757,323.42
January 25, 2033	3,699,840.93
February 25, 2033	3,643,119.95
March 25, 2033	3,587,150.98
April 25, 2033	3,531,924.64
May 25, 2033	3,477,431.65
June 25, 2033	3,423,662.85
July 25, 2033	3,370,609.19
August 25, 2033	3,318,261.74
September 25, 2033	3,266,611.66
October 25, 2033	3,215,650.24
November 25, 2033	3,165,368.85
December 25, 2033	3,115,758.98
January 25, 2034	3,066,812.23
February 25, 2034	3,018,520.28
March 25, 2034	2,970,874.93

Scheduled Balance
Distribution Date	($)
April 25, 2034	2,923,868.08
May 25, 2034	2,877,491.71
June 25, 2034	2,831,737.92
July 25, 2034	2,786,598.89
August 25, 2034	2,742,066.90
September 25, 2034	2,698,134.32
October 25, 2034	2,654,793.62
November 25, 2034	2,612,037.37
December 25, 2034	2,569,858.20
January 25, 2035	2,528,248.87
February 25, 2035	2,487,202.19
March 25, 2035	2,446,711.08
April 25, 2035	2,406,768.54
May 25, 2035	2,367,367.65
June 25, 2035	2,328,501.60
July 25, 2035	2,290,163.62
August 25, 2035	2,252,347.06
September 25, 2035	2,215,045.33
October 25, 2035	2,178,251.93
November 25, 2035	2,141,960.43
December 25, 2035	2,106,164.50
January 25, 2036	2,070,857.86
February 25, 2036	2,036,034.32
March 25, 2036	2,001,687.76
April 25, 2036	1,967,812.15
May 25, 2036	1,934,401.52
June 25, 2036	1,901,449.96
July 25, 2036	1,868,951.67
August 25, 2036	1,836,900.89
September 25, 2036	1,805,291.93
October 25, 2036	1,774,119.19
November 25, 2036	1,743,377.12
December 25, 2036	1,713,060.25
January 25, 2037	1,683,163.17
February 25, 2037	1,653,680.54
March 25, 2037	1,624,607.08
April 25, 2037	1,595,937.58
May 25, 2037	1,567,666.88
June 25, 2037	1,539,789.92
July 25, 2037	1,512,301.65
August 25, 2037	1,485,197.13
September 25, 2037	1,458,471.45
October 25, 2037	1,432,119.77
November 25, 2037	1,406,137.30
December 25, 2037	1,380,519.34
January 25, 2038	1,355,261.21
February 25, 2038	1,330,358.30
March 25, 2038	1,305,806.07
April 25, 2038	1,281,600.02
May 25, 2038	1,257,735.71
June 25, 2038	1,234,208.75
July 25, 2038	1,211,014.82
August 25, 2038	1,188,149.64
September 25, 2038	1,165,608.98
October 25, 2038	1,143,388.66
November 25, 2038	1,121,484.57
December 25, 2038	1,099,892.64
January 25, 2039	1,078,608.84
February 25, 2039	1,057,629.20
March 25, 2039	1,036,949.81
April 25, 2039	1,016,566.78
May 25, 2039	996,476.28
June 25, 2039	976,674.55
July 25, 2039	957,157.84
August 25, 2039	937,922.47
September 25, 2039	918,964.80
October 25, 2039	900,281.23

Scheduled Balance
Distribution Date	($)
November 25, 2039	881,868.21
December 25, 2039	863,722.23
January 25, 2040	845,839.83
February 25, 2040	828,217.59
March 25, 2040	810,852.12
April 25, 2040	793,740.09
May 25, 2040	776,878.19
June 25, 2040	760,263.18
July 25, 2040	743,891.85
August 25, 2040	727,761.00
September 25, 2040	711,867.51
October 25, 2040	696,208.28
November 25, 2040	680,780.25
December 25, 2040	665,580.40
January 25, 2041	650,605.75
February 25, 2041	635,853.34
March 25, 2041	621,320.27
April 25, 2041	607,003.67
May 25, 2041	592,900.68
June 25, 2041	579,008.53
July 25, 2041	565,324.42
August 25, 2041	551,845.63
September 25, 2041	538,569.47
October 25, 2041	525,493.25
November 25, 2041	512,614.36
December 25, 2041	499,930.18
January 25, 2042	487,438.16
February 25, 2042	475,135.74
March 25, 2042	463,020.44
April 25, 2042	451,089.78
May 25, 2042	439,341.31
June 25, 2042	427,772.62
July 25, 2042	416,381.33
August 25, 2042	405,165.09
September 25, 2042	394,121.57
October 25, 2042	383,248.49
November 25, 2042	372,543.56
December 25, 2042	362,004.57
January 25, 2043	351,629.30
February 25, 2043	341,415.56
March 25, 2043	331,361.21
April 25, 2043	321,464.11
May 25, 2043	311,722.17
June 25, 2043	302,133.31
July 25, 2043	292,695.49
August 25, 2043	283,406.67
September 25, 2043	274,264.87
October 25, 2043	265,268.11
November 25, 2043	256,414.45
December 25, 2043	247,701.95
January 25, 2044	239,128.73
February 25, 2044	230,692.91
March 25, 2044	222,392.63
April 25, 2044	214,226.07
May 25, 2044	206,191.42
June 25, 2044	198,286.90
July 25, 2044	190,510.76
August 25, 2044	182,861.24
September 25, 2044	175,336.65
October 25, 2044	167,935.27
November 25, 2044	160,655.45
December 25, 2044	153,495.52
January 25, 2045	146,453.86
February 25, 2045	139,528.85
March 25, 2045	132,718.91
April 25, 2045	126,022.47
May 25, 2045	119,437.98

Scheduled Balance
Distribution Date	($)
June 25, 2045	112,963.90
July 25, 2045	106,598.72
August 25, 2045	100,340.96
September 25, 2045	94,189.14
October 25, 2045	88,141.80
November 25, 2045	82,197.52
December 25, 2045	76,354.86
January 25, 2046	70,612.44
February 25, 2046	64,968.87
March 25, 2046	59,422.78
April 25, 2046	53,972.83
May 25, 2046	48,617.69
June 25, 2046	43,356.05
July 25, 2046	38,186.60
August 25, 2046	33,108.07
September 25, 2046	28,119.20
October 25, 2046	23,218.74
November 25, 2046	18,405.46
December 25, 2046	13,678.13
January 25, 2047	9,035.57
February 25, 2047	4,476.58
March 25, 2047 and thereafter	0.00
     The capitalized terms used herein shall have the following meanings:
     “Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage.
     “Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-4 and Class A-8 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.
     “Scheduled Principal Distribution Amount” for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.
     “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.
     “Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     “Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.
     “Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.
The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of
•	the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

•	for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of
•	the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and
•	the sum of
•	the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

•	the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.
     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.
     “Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:
•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.
     The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

     “Deficient Valuation” means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.
     The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of senior and subordinated certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.
     The “Subordinated Percentage” for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.
     The “Senior Prepayment Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.
     The “Subordinated Prepayment Percentage” as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.
     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:
•	for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;
provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.
     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:
•	the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate

Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

•	cumulative Realized Losses on the mortgage loans do not exceed:
•	commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.
For purposes of calculating the delinquency rate, delinquencies with respect to the mortgage loans will be recognized in accordance with the MBA Method.
     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.
     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.
     For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.
     For any Distribution Date and any class of subordinated certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.
     The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Exchangeable Certificates and the notional amount certificates) immediately before the Distribution Date.
     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

			Original
	Beneficial	Initial Credit	Applicable
	Interest in	Enhancement	Credit Support
	Issuing Entity	Level	Percentage
Senior Certificates	95.00%	5.00%	N/A
Class M	2.30%	2.70%	5.00%
Class B-1	0.80%	1.90%	2.70%
Class B-2	0.75%	1.15%	1.90%
Class B-3	0.45%	0.70%	1.15%
Class B-4	0.40%	0.30%	0.70%
Class B-5	0.30%	0.00%	0.30%
     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.
     The “Subordinated Principal Distribution Amount” for any Distribution Date will equal:
•	the sum of
•	the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

•	for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•	the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

•	the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,
•	reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.
     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:
•	Available Funds remaining after distribution and accretion of interest on the senior certificates, and

•	a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.
     The “PO Formula Principal Amount” for any Distribution Date will equal the sum of:
•	the sum of the applicable PO Percentage of
•	all monthly payments of principal due on each mortgage loan on the related Due Date,

•	the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan received for that Distribution Date,

•	any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

•	for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

•	all partial and full principal prepayments by borrowers received during the related prepayment period, and
•	with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.
     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.
Allocation of Losses
     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:
•	first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero,

•	second, to the classes of senior certificates, pro rata, based upon their respective Class Certificate Balances or, in the case of the Class A-7 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and its initial Class Certificate Balance, until their respective Class Certificate Balances are reduced to zero, except that any Realized Losses on the mortgage loans that would otherwise be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will instead be allocated to the Class A-8 Certificates as follows: (i) the first $4,243,000 of Realized Losses that would otherwise would be allocated to the Class A-1 Certificates will instead be allocated to the Class A-8 Certificates, (ii) the first $1,262,000 of Realized Losses that would otherwise would be allocated to the Class A-2 Certificates will instead be allocated to the Class A-8 Certificates, (iii) the first $151,000 of Realized Losses that would otherwise would be allocated to the Class A-3 Certificates will instead be allocated to the Class A-8 Certificate and (iv) the first $750,000 of Realized Losses that would otherwise would be allocated to the Class A-4 Certificates will instead be allocated to the Class A-8 Certificates, in each case until the Class Certificate Balance of the Class A-8 Certificates is reduced to zero.
     On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of each class of Exchangeable Certificates will be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related classes of Depositable Certificates that have been surrendered.
     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.
     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.
     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.
     In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See “Credit Enhancement — Subordination” in this free writing prospectus and in the prospectus.
     A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.
     “Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

Principal Balance Schedules
     The Principal Balance Schedule has been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant rate set forth below:

Principal Balance Schedule	Related Classes of Certificates	Prepayment Assumption Range of Rates

Aggregate Planned Balance	Class A-1, Class A-2 and Class A-3 Certificates	125% to 300% PSA

Targeted Balance	Class A-5 Certificates	55% of the Prepayment Assumption
     The Standard Prepayment Assumption (the “PSA”) represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% PSA assumes prepayment rates of 0.7% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.7% per annum in each month thereafter (for example, 1.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 350% PSA assumes a constant prepayment rate of 21.0% per annum.
     There is no assurance that the Class Certificate Balance of the Aggregate Planned Balance Class or the Targeted Balance Classes will conform on any Distribution Date to the Aggregate Planned Balance Class or the Targeted Balance Classes specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such class of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distributions of principal on these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balance of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the applicable Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the applicable Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
Initial	113,113,000.00	50,000,000.00
May 25, 2007	112,945,577.49	49,123,529.63
June 25, 2007	112,734,781.03	48,150,964.12
July 25, 2007	112,480,736.25	47,083,434.86
August 25, 2007	112,183,496.13	45,922,334.79
September 25, 2007	111,843,141.07	44,669,317.36
October 25, 2007	111,459,778.94	43,326,294.64
November 25, 2007	111,033,545.07	41,895,434.42
December 25, 2007	110,564,602.22	40,379,156.35
January 25, 2008	110,053,140.54	38,780,127.08
February 25, 2008	109,499,377.47	37,101,254.51
March 25, 2008	108,903,557.64	35,345,681.05
April 25, 2008	108,265,952.72	33,659,192.69
May 25, 2008	107,586,861.27	32,041,163.06
June 25, 2008	106,866,608.49	30,490,942.98
July 25, 2008	106,105,546.06	29,007,860.59
August 25, 2008	105,304,051.82	27,591,221.64
September 25, 2008	104,462,529.53	26,240,309.67
October 25, 2008	103,581,408.54	24,954,386.29
November 25, 2008	102,661,143.42	23,732,691.53
December 25, 2008	101,702,213.65	22,574,444.08
January 25, 2009	100,705,123.15	21,478,841.74
February 25, 2009	99,670,399.93	20,445,061.72
March 25, 2009	98,598,595.57	19,472,261.11
April 25, 2009	97,490,284.82	18,559,577.24
May 25, 2009	96,346,065.02	17,706,128.26
June 25, 2009	95,166,555.63	16,911,013.51
July 25, 2009	93,952,397.64	16,173,314.09
August 25, 2009	92,704,253.04	15,492,093.39
September 25, 2009	91,422,804.19	14,866,397.62
October 25, 2009	90,149,828.23	14,254,181.40
November 25, 2009	88,885,270.47	13,655,234.34
December 25, 2009	87,629,076.54	13,069,348.83
January 25, 2010	86,381,192.46	12,496,319.92
February 25, 2010	85,141,564.57	11,935,945.41
March 25, 2010	83,910,139.59	11,388,025.68
April 25, 2010	82,686,864.56	10,852,363.80
May 25, 2010	81,471,686.88	10,328,765.36
June 25, 2010	80,264,554.30	9,817,038.53
July 25, 2010	79,065,414.88	9,316,994.01
August 25, 2010	77,874,217.05	8,828,444.96
September 25, 2010	76,690,909.55	8,351,207.02
October 25, 2010	75,515,441.49	7,885,098.23
November 25, 2010	74,347,762.27	7,429,939.06
December 25, 2010	73,187,821.64	6,985,552.33
January 25, 2011	72,035,569.68	6,551,763.17
February 25, 2011	70,890,956.79	6,128,399.05
March 25, 2011	69,753,933.70	5,715,289.70
April 25, 2011	68,624,451.45	5,312,267.10
May 25, 2011	67,502,461.40	4,919,165.46
June 25, 2011	66,387,915.24	4,535,821.17
July 25, 2011	65,280,764.95	4,162,072.80
August 25, 2011	64,180,962.86	3,797,761.04
September 25, 2011	63,088,461.58	3,442,728.68
October 25, 2011	62,003,214.04	3,096,820.63
November 25, 2011	60,925,173.48	2,759,883.83
December 25, 2011	59,854,293.43	2,431,767.26
January 25, 2012	58,790,527.73	2,112,321.92
February 25, 2012	57,733,830.55	1,801,400.74
March 25, 2012	56,684,156.31	1,498,858.66
April 25, 2012	55,641,459.76	1,204,552.53
May 25, 2012	54,670,845.05	968,092.02
June 25, 2012	53,706,982.28	739,284.07
July 25, 2012	52,749,827.24	517,992.31
August 25, 2012	51,799,336.00	304,082.22

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
September 25, 2012	50,855,464.93	97,421.07
October 25, 2012	49,918,170.66	0.00
November 25, 2012	48,987,410.12	0.00
December 25, 2012	48,063,140.53	0.00
January 25, 2013	47,145,319.37	0.00
February 25, 2013	46,233,904.40	0.00
March 25, 2013	45,328,853.67	0.00
April 25, 2013	44,430,125.50	0.00
May 25, 2013	43,558,903.36	0.00
June 25, 2013	42,693,818.00	0.00
July 25, 2013	41,834,828.86	0.00
August 25, 2013	40,981,895.64	0.00
September 25, 2013	40,134,978.29	0.00
October 25, 2013	39,294,037.03	0.00
November 25, 2013	38,459,032.35	0.00
December 25, 2013	37,629,924.98	0.00
January 25, 2014	36,806,675.94	0.00
February 25, 2014	35,989,246.47	0.00
March 25, 2014	35,177,598.08	0.00
April 25, 2014	34,371,692.54	0.00
May 25, 2014	33,612,639.15	0.00
June 25, 2014	32,858,966.14	0.00
July 25, 2014	32,117,484.30	0.00
August 25, 2014	31,390,371.47	0.00
September 25, 2014	30,677,368.93	0.00
October 25, 2014	29,978,222.41	0.00
November 25, 2014	29,292,682.07	0.00
December 25, 2014	28,620,502.40	0.00
January 25, 2015	27,961,442.13	0.00
February 25, 2015	27,315,264.18	0.00
March 25, 2015	26,681,735.60	0.00
April 25, 2015	26,060,627.46	0.00
May 25, 2015	25,533,058.45	0.00
June 25, 2015	25,015,516.52	0.00
July 25, 2015	24,507,818.94	0.00
August 25, 2015	24,009,786.23	0.00
September 25, 2015	23,521,242.06	0.00
October 25, 2015	23,042,013.25	0.00
November 25, 2015	22,571,929.69	0.00
December 25, 2015	22,110,824.27	0.00
January 25, 2016	21,658,532.87	0.00
February 25, 2016	21,214,894.25	0.00
March 25, 2016	20,779,750.06	0.00
April 25, 2016	20,352,944.76	0.00
May 25, 2016	20,003,353.62	0.00
June 25, 2016	19,659,673.45	0.00
July 25, 2016	19,321,805.30	0.00
August 25, 2016	18,989,651.88	0.00
September 25, 2016	18,663,117.51	0.00
October 25, 2016	18,342,108.11	0.00
November 25, 2016	18,026,531.14	0.00
December 25, 2016	17,716,295.64	0.00
January 25, 2017	17,411,312.12	0.00
February 25, 2017	17,111,492.61	0.00
March 25, 2017	16,816,750.58	0.00
April 25, 2017	16,525,477.53	0.00
May 25, 2017	16,239,154.99	0.00
June 25, 2017	15,957,699.83	0.00
July 25, 2017	15,681,030.30	0.00
August 25, 2017	15,409,066.00	0.00
September 25, 2017	15,141,727.88	0.00
October 25, 2017	14,878,938.20	0.00
November 25, 2017	14,620,620.54	0.00
December 25, 2017	14,366,699.71	0.00
January 25, 2018	14,117,101.82	0.00
February 25, 2018	13,871,754.18	0.00

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
March 25, 2018	13,630,585.32	0.00
April 25, 2018	13,393,524.97	0.00
May 25, 2018	13,160,504.03	0.00
June 25, 2018	12,931,454.55	0.00
July 25, 2018	12,706,309.70	0.00
August 25, 2018	12,485,003.80	0.00
September 25, 2018	12,267,472.22	0.00
October 25, 2018	12,053,651.45	0.00
November 25, 2018	11,843,479.02	0.00
December 25, 2018	11,636,893.50	0.00
January 25, 2019	11,433,834.50	0.00
February 25, 2019	11,234,242.61	0.00
March 25, 2019	11,038,059.45	0.00
April 25, 2019	10,845,227.58	0.00
May 25, 2019	10,655,690.55	0.00
June 25, 2019	10,469,392.82	0.00
July 25, 2019	10,286,279.81	0.00
August 25, 2019	10,106,297.83	0.00
September 25, 2019	9,929,394.08	0.00
October 25, 2019	9,755,516.68	0.00
November 25, 2019	9,584,614.57	0.00
December 25, 2019	9,416,637.58	0.00
January 25, 2020	9,251,536.36	0.00
February 25, 2020	9,089,262.39	0.00
March 25, 2020	8,929,767.95	0.00
April 25, 2020	8,773,006.13	0.00
May 25, 2020	8,618,930.81	0.00
June 25, 2020	8,467,496.63	0.00
July 25, 2020	8,318,658.99	0.00
August 25, 2020	8,172,374.03	0.00
September 25, 2020	8,028,598.64	0.00
October 25, 2020	7,887,290.42	0.00
November 25, 2020	7,748,407.67	0.00
December 25, 2020	7,611,909.42	0.00
January 25, 2021	7,477,755.34	0.00
February 25, 2021	7,345,905.82	0.00
March 25, 2021	7,216,321.88	0.00
April 25, 2021	7,088,965.21	0.00
May 25, 2021	6,963,798.13	0.00
June 25, 2021	6,840,783.61	0.00
July 25, 2021	6,719,885.21	0.00
August 25, 2021	6,601,067.12	0.00
September 25, 2021	6,484,294.14	0.00
October 25, 2021	6,369,531.63	0.00
November 25, 2021	6,256,745.56	0.00
December 25, 2021	6,145,902.45	0.00
January 25, 2022	6,036,969.39	0.00
February 25, 2022	5,929,914.02	0.00
March 25, 2022	5,824,704.52	0.00
April 25, 2022	5,721,309.60	0.00
May 25, 2022	5,619,698.51	0.00
June 25, 2022	5,519,840.99	0.00
July 25, 2022	5,421,707.32	0.00
August 25, 2022	5,325,268.25	0.00
September 25, 2022	5,230,495.04	0.00
October 25, 2022	5,137,359.42	0.00
November 25, 2022	5,045,833.59	0.00
December 25, 2022	4,955,890.23	0.00
January 25, 2023	4,867,502.47	0.00
February 25, 2023	4,780,643.91	0.00
March 25, 2023	4,695,288.55	0.00
April 25, 2023	4,611,410.88	0.00
May 25, 2023	4,528,985.77	0.00
June 25, 2023	4,447,988.54	0.00
July 25, 2023	4,368,394.93	0.00
August 25, 2023	4,290,181.06	0.00

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
September 25, 2023	4,213,323.47	0.00
October 25, 2023	4,137,799.10	0.00
November 25, 2023	4,063,585.26	0.00
December 25, 2023	3,990,659.65	0.00
January 25, 2024	3,919,000.34	0.00
February 25, 2024	3,848,585.79	0.00
March 25, 2024	3,779,394.78	0.00
April 25, 2024	3,711,406.50	0.00
May 25, 2024	3,644,600.44	0.00
June 25, 2024	3,578,956.46	0.00
July 25, 2024	3,514,454.77	0.00
August 25, 2024	3,451,075.88	0.00
September 25, 2024	3,388,800.66	0.00
October 25, 2024	3,327,610.28	0.00
November 25, 2024	3,267,486.23	0.00
December 25, 2024	3,208,410.34	0.00
January 25, 2025	3,150,364.70	0.00
February 25, 2025	3,093,331.74	0.00
March 25, 2025	3,037,294.15	0.00
April 25, 2025	2,982,234.95	0.00
May 25, 2025	2,928,137.43	0.00
June 25, 2025	2,874,985.15	0.00
July 25, 2025	2,822,761.95	0.00
August 25, 2025	2,771,451.96	0.00
September 25, 2025	2,721,039.57	0.00
October 25, 2025	2,671,509.41	0.00
November 25, 2025	2,622,846.41	0.00
December 25, 2025	2,575,035.73	0.00
January 25, 2026	2,528,062.77	0.00
February 25, 2026	2,481,913.19	0.00
March 25, 2026	2,436,572.91	0.00
April 25, 2026	2,392,028.05	0.00
May 25, 2026	2,348,264.99	0.00
June 25, 2026	2,305,270.33	0.00
July 25, 2026	2,263,030.91	0.00
August 25, 2026	2,221,533.76	0.00
September 25, 2026	2,180,766.18	0.00
October 25, 2026	2,140,715.63	0.00
November 25, 2026	2,101,369.81	0.00
December 25, 2026	2,062,716.64	0.00
January 25, 2027	2,024,744.22	0.00
February 25, 2027	1,987,440.85	0.00
March 25, 2027	1,950,795.05	0.00
April 25, 2027	1,914,795.52	0.00
May 25, 2027	1,879,431.15	0.00
June 25, 2027	1,844,691.03	0.00
July 25, 2027	1,810,564.41	0.00
August 25, 2027	1,777,040.75	0.00
September 25, 2027	1,744,109.67	0.00
October 25, 2027	1,711,760.97	0.00
November 25, 2027	1,679,984.63	0.00
December 25, 2027	1,648,770.79	0.00
January 25, 2028	1,618,109.76	0.00
February 25, 2028	1,587,992.01	0.00
March 25, 2028	1,558,408.19	0.00
April 25, 2028	1,529,349.08	0.00
May 25, 2028	1,500,805.64	0.00
June 25, 2028	1,472,768.97	0.00
July 25, 2028	1,445,230.34	0.00
August 25, 2028	1,418,181.13	0.00
September 25, 2028	1,391,612.90	0.00
October 25, 2028	1,365,517.34	0.00
November 25, 2028	1,339,886.29	0.00
December 25, 2028	1,314,711.71	0.00
January 25, 2029	1,289,985.72	0.00
February 25, 2029	1,265,700.56	0.00

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
March 25, 2029	1,241,848.60	0.00
April 25, 2029	1,218,422.35	0.00
May 25, 2029	1,195,414.44	0.00
June 25, 2029	1,172,817.61	0.00
July 25, 2029	1,150,624.76	0.00
August 25, 2029	1,128,828.88	0.00
September 25, 2029	1,107,423.10	0.00
October 25, 2029	1,086,400.64	0.00
November 25, 2029	1,065,754.86	0.00
December 25, 2029	1,045,479.22	0.00
January 25, 2030	1,025,567.30	0.00
February 25, 2030	1,006,012.79	0.00
March 25, 2030	986,809.48	0.00
April 25, 2030	967,951.25	0.00
May 25, 2030	949,432.13	0.00
June 25, 2030	931,246.20	0.00
July 25, 2030	913,387.68	0.00
August 25, 2030	895,850.87	0.00
September 25, 2030	878,630.17	0.00
October 25, 2030	861,720.08	0.00
November 25, 2030	845,115.18	0.00
December 25, 2030	828,810.16	0.00
January 25, 2031	812,799.78	0.00
February 25, 2031	797,078.92	0.00
March 25, 2031	781,642.53	0.00
April 25, 2031	766,485.63	0.00
May 25, 2031	751,603.34	0.00
June 25, 2031	736,990.89	0.00
July 25, 2031	722,643.54	0.00
August 25, 2031	708,556.66	0.00
September 25, 2031	694,725.71	0.00
October 25, 2031	681,146.20	0.00
November 25, 2031	667,813.73	0.00
December 25, 2031	654,723.99	0.00
January 25, 2032	641,872.71	0.00
February 25, 2032	629,255.73	0.00
March 25, 2032	616,868.93	0.00
April 25, 2032	604,708.29	0.00
May 25, 2032	592,769.82	0.00
June 25, 2032	581,049.64	0.00
July 25, 2032	569,543.91	0.00
August 25, 2032	558,248.86	0.00
September 25, 2032	547,160.79	0.00
October 25, 2032	536,276.08	0.00
November 25, 2032	525,591.12	0.00
December 25, 2032	515,102.43	0.00
January 25, 2033	504,806.53	0.00
February 25, 2033	494,700.04	0.00
March 25, 2033	484,779.61	0.00
April 25, 2033	475,041.97	0.00
May 25, 2033	465,483.90	0.00
June 25, 2033	456,102.23	0.00
July 25, 2033	446,893.83	0.00
August 25, 2033	437,855.67	0.00
September 25, 2033	428,984.72	0.00
October 25, 2033	420,278.03	0.00
November 25, 2033	411,732.70	0.00
December 25, 2033	403,345.87	0.00
January 25, 2034	395,114.74	0.00
February 25, 2034	387,036.56	0.00
March 25, 2034	379,108.60	0.00
April 25, 2034	371,328.21	0.00
May 25, 2034	363,692.77	0.00
June 25, 2034	356,199.71	0.00
July 25, 2034	348,846.50	0.00
August 25, 2034	341,630.66	0.00

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
September 25, 2034	334,549.75	0.00
October 25, 2034	327,601.37	0.00
November 25, 2034	320,783.15	0.00
December 25, 2034	314,092.80	0.00
January 25, 2035	307,528.01	0.00
February 25, 2035	301,086.57	0.00
March 25, 2035	294,766.27	0.00
April 25, 2035	288,564.96	0.00
May 25, 2035	282,480.50	0.00
June 25, 2035	276,510.81	0.00
July 25, 2035	270,653.84	0.00
August 25, 2035	264,907.58	0.00
September 25, 2035	259,270.04	0.00
October 25, 2035	253,739.29	0.00
November 25, 2035	248,313.41	0.00
December 25, 2035	242,990.51	0.00
January 25, 2036	237,768.76	0.00
February 25, 2036	232,646.35	0.00
March 25, 2036	227,621.47	0.00
April 25, 2036	222,692.40	0.00
May 25, 2036	217,857.40	0.00
June 25, 2036	213,114.78	0.00
July 25, 2036	208,462.89	0.00
August 25, 2036	203,900.08	0.00
September 25, 2036	199,424.76	0.00
October 25, 2036	195,035.35	0.00
November 25, 2036	190,730.29	0.00
December 25, 2036	186,508.07	0.00
January 25, 2037	182,367.19	0.00
February 25, 2037	178,306.19	0.00
March 25, 2037	174,323.61	0.00
April 25, 2037	170,418.03	0.00
May 25, 2037	166,588.08	0.00
June 25, 2037	162,832.36	0.00
July 25, 2037	159,149.55	0.00
August 25, 2037	155,538.31	0.00
September 25, 2037	151,997.35	0.00
October 25, 2037	148,525.39	0.00
November 25, 2037	145,121.18	0.00
December 25, 2037	141,783.48	0.00
January 25, 2038	138,511.08	0.00
February 25, 2038	135,302.80	0.00
March 25, 2038	132,157.47	0.00
April 25, 2038	129,073.93	0.00
May 25, 2038	126,051.06	0.00
June 25, 2038	123,087.76	0.00
July 25, 2038	120,182.93	0.00
August 25, 2038	117,335.50	0.00
September 25, 2038	114,544.42	0.00
October 25, 2038	111,808.66	0.00
November 25, 2038	109,127.21	0.00
December 25, 2038	106,499.07	0.00
January 25, 2039	103,923.25	0.00
February 25, 2039	101,398.81	0.00
March 25, 2039	98,924.79	0.00
April 25, 2039	96,500.27	0.00
May 25, 2039	94,124.32	0.00
June 25, 2039	91,796.07	0.00
July 25, 2039	89,514.63	0.00
August 25, 2039	87,279.13	0.00
September 25, 2039	85,088.73	0.00
October 25, 2039	82,942.58	0.00
November 25, 2039	80,839.88	0.00
December 25, 2039	78,779.82	0.00
January 25, 2040	76,761.60	0.00
February 25, 2040	74,784.45	0.00

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
March 25, 2040	72,847.61	0.00
April 25, 2040	70,950.32	0.00
May 25, 2040	69,091.86	0.00
June 25, 2040	67,271.49	0.00
July 25, 2040	65,488.52	0.00
August 25, 2040	63,742.23	0.00
September 25, 2040	62,031.95	0.00
October 25, 2040	60,357.00	0.00
November 25, 2040	58,716.72	0.00
December 25, 2040	57,110.46	0.00
January 25, 2041	55,537.59	0.00
February 25, 2041	53,997.48	0.00
March 25, 2041	52,489.50	0.00
April 25, 2041	51,013.07	0.00
May 25, 2041	49,567.58	0.00
June 25, 2041	48,152.45	0.00
July 25, 2041	46,767.11	0.00
August 25, 2041	45,411.00	0.00
September 25, 2041	44,083.56	0.00
October 25, 2041	42,784.25	0.00
November 25, 2041	41,512.55	0.00
December 25, 2041	40,267.92	0.00
January 25, 2042	39,049.85	0.00
February 25, 2042	37,857.84	0.00
March 25, 2042	36,691.39	0.00
April 25, 2042	35,550.02	0.00
May 25, 2042	34,433.25	0.00
June 25, 2042	33,340.61	0.00
July 25, 2042	32,271.63	0.00
August 25, 2042	31,225.87	0.00
September 25, 2042	30,202.88	0.00
October 25, 2042	29,202.22	0.00
November 25, 2042	28,223.47	0.00
December 25, 2042	27,266.21	0.00
January 25, 2043	26,330.02	0.00
February 25, 2043	25,414.49	0.00
March 25, 2043	24,519.23	0.00
April 25, 2043	23,643.85	0.00
May 25, 2043	22,787.96	0.00
June 25, 2043	21,951.19	0.00
July 25, 2043	21,133.16	0.00
August 25, 2043	20,333.51	0.00
September 25, 2043	19,551.88	0.00
October 25, 2043	18,787.93	0.00
November 25, 2043	18,041.31	0.00
December 25, 2043	17,311.67	0.00
January 25, 2044	16,598.70	0.00
February 25, 2044	15,902.06	0.00
March 25, 2044	15,221.44	0.00
April 25, 2044	14,556.51	0.00
May 25, 2044	13,906.97	0.00
June 25, 2044	13,272.53	0.00
July 25, 2044	12,652.87	0.00
August 25, 2044	12,047.72	0.00
September 25, 2044	11,456.78	0.00
October 25, 2044	10,879.77	0.00
November 25, 2044	10,316.41	0.00
December 25, 2044	9,766.44	0.00
January 25, 2045	9,229.59	0.00
February 25, 2045	8,705.60	0.00
March 25, 2045	8,194.21	0.00
April 25, 2045	7,695.17	0.00
May 25, 2045	7,208.24	0.00
June 25, 2045	6,733.16	0.00
July 25, 2045	6,269.71	0.00
August 25, 2045	5,817.65	0.00

	Aggregate
	Planned	Targeted Balance
Distribution Date	Balance ($)	($)
September 25, 2045	5,376.75	0.00
October 25, 2045	4,946.78	0.00
November 25, 2045	4,527.53	0.00
December 25, 2045	4,118.78	0.00
January 25, 2046	3,720.31	0.00
February 25, 2046	3,331.91	0.00
March 25, 2046	2,953.39	0.00
April 25, 2046	2,584.54	0.00
May 25, 2046	2,225.16	0.00
June 25, 2046	1,875.06	0.00
July 25, 2046	1,534.05	0.00
August 25, 2046	1,201.94	0.00
September 25, 2046	878.55	0.00
October 25, 2046	563.70	0.00
November 25, 2046	257.21	0.00
December 25, 2046 and thereafter	0.00	0.00

ANNEX A
The Mortgage Pool
     The following information sets forth certain characteristics of the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.
Mortgage Rates(1)

					Weighted	Weighted	Weighted
					Average	Average	Average
	Number of	Aggregate	Percent of	Average	Remaining Term	FICO	Original
	Mortgage	Principal Balance	Mortgage	Principal Balance	to Maturity	Credit	Loan-to-Value
Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding ($)	(Months)	Score	Ratio (%)
5.125	2	$338,489.15	0.16%	169,244.58	478	712	52.08
5.250	3	782,160.16	0.37	260,720.05	478	644	51.77
5.375	10	2,424,637.17	1.15	242,463.72	479	704	69.79
5.500	32	7,817,539.39	3.72	244,298.11	479	726	63.95
5.625	33	7,716,436.59	3.67	233,831.41	479	705	67.93
5.635	2	535,451.41	0.26	267,725.71	479	637	86.54
5.710	1	122,946.14	0.06	122,946.14	479	696	94.62
5.735	1	238,267.89	0.11	238,267.89	478	661	90.00
5.750	15	4,268,264.53	2.03	284,550.97	479	736	62.97
5.875	54	14,228,072.18	6.78	263,482.82	479	709	61.37
6.000	47	12,915,632.91	6.15	274,800.70	480	727	61.86
6.035	1	617,550.00	0.29	617,550.00	480	629	89.50
6.125	56	15,535,332.20	7.40	277,416.65	479	728	63.59
6.135	1	468,000.00	0.22	468,000.00	480	638	90.00
6.160	1	291,872.14	0.14	291,872.14	479	722	87.16
6.215	1	152,000.00	0.07	152,000.00	480	669	84.44
6.235	1	187,000.00	0.09	187,000.00	480	701	85.00
6.245	1	270,000.00	0.13	270,000.00	480	760	90.00
6.250	108	37,199,737.13	17.72	344,442.01	479	724	67.69
6.255	1	451,250.00	0.21	451,250.00	480	740	95.00
6.260	1	496,000.00	0.24	496,000.00	480	668	87.79
6.285	2	356,848.98	0.17	178,424.49	479	716	89.05
6.320	1	294,387.80	0.14	294,387.80	479	756	95.00
6.360	1	243,000.00	0.12	243,000.00	480	763	90.00
6.375	94	30,368,969.86	14.46	323,074.15	479	726	67.87
6.460	1	425,100.00	0.20	425,100.00	480	703	83.35
6.470	1	243,000.00	0.12	243,000.00	480	712	90.00

ANNEX A

					Weighted	Weighted	Weighted
					Average	Average	Average
	Number of	Aggregate	Percent of	Average	Remaining Term	FICO	Original
	Mortgage	Principal Balance	Mortgage	Principal Balance	to Maturity	Credit	Loan-to-Value
Mortgage Rate (%)	Loans	Outstanding	Loans	Outstanding ($)	(Months)	Score	Ratio (%)
6.485	1	424,632.39	0.20	424,632.39	479	644	90.00
6.500	84	25,893,673.89	12.33	308,258.02	479	727	69.51
6.560	1	269,100.00	0.13	269,100.00	479	668	90.00
6.585	1	331,500.00	0.16	331,500.00	480	639	85.00
6.625	33	11,673,746.98	5.56	353,749.91	479	718	74.70
6.685	1	284,400.00	0.14	284,400.00	479	666	90.00
6.750	32	9,783,453.68	4.66	305,732.93	479	719	70.44
6.760	1	508,500.00	0.24	508,500.00	480	672	90.00
6.875	31	7,691,849.82	3.66	248,124.19	479	705	70.52
6.995	1	110,964.58	0.05	110,964.58	479	728	88.80
6.999	1	481,176.00	0.23	481,176.00	479	739	80.00
7.000	16	4,389,999.96	2.09	274,375.00	479	711	73.43
7.125	5	1,598,271.64	0.76	319,654.33	479	671	77.22
7.185	1	179,946.54	0.09	179,946.54	479	696	90.00
7.250	6	1,901,222.98	0.91	316,870.50	480	719	78.10
7.375	3	957,031.67	0.46	319,010.56	479	727	76.23
7.500	4	1,189,993.94	0.57	297,498.49	479	694	73.19
7.625	3	892,791.19	0.43	297,597.06	480	703	82.58
7.750	2	783,025.13	0.37	391,512.57	479	672	80.00
7.870	1	196,151.42	0.09	196,151.42	479	744	90.00
7.875	1	96,883.62	0.05	96,883.62	476	627	27.71
8.035	1	278,928.34	0.13	278,928.34	479	682	90.00
8.375	1	123,313.32	0.06	123,313.32	479	651	76.61
8.595	1	227,250.00	0.11	227,250.00	480	779	90.00
8.750	1	70,400.00	0.03	70,400.00	480	687	80.00
8.875	1	337,250.00	0.16	337,250.00	479	732	95.00
9.000	1	307,969.90	0.15	307,969.90	477	652	80.00

Total	707	$209,971,372.62	100.00%

(1)	The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (net of such premiums) was approximately 6.315% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.334% per annum.

ANNEX A
Current Mortgage Loan Principal Balances(1)

								Weighted	Weighted	Weighted
							Weighted	Average	Average	Average
Range of			Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
Current Mortgage			Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	Loan-to-Value
Loan Principal Balances ($)			Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	Ratio (%)
0.00	—	50,000.00	1	$50,000.00	0.02%	50,000.00	6.875	480	779	32.79
50,000.01	—	100,000.00	49	3,998,533.08	1.90	81,602.72	6.397	479	714	42.48
100,000.01	—	150,000.00	105	13,264,802.11	6.32	126,331.45	6.238	479	723	56.05
150,000.01	—	200,000.00	109	19,174,771.88	9.13	175,915.34	6.279	479	720	58.47
200,000.01	—	250,000.00	83	18,768,346.88	8.94	226,124.66	6.244	479	721	65.57
250,000.01	—	300,000.00	83	22,715,680.96	10.82	273,682.90	6.343	479	719	65.99
300,000.01	—	350,000.00	48	15,808,064.37	7.53	329,334.67	6.312	479	719	68.61
350,000.01	—	400,000.00	36	13,503,930.58	6.43	375,109.18	6.192	479	718	69.33
400,000.01	—	450,000.00	53	22,790,877.87	10.85	430,016.56	6.450	479	721	73.63
450,000.01	—	500,000.00	51	24,357,988.88	11.60	477,607.63	6.418	479	725	75.95
500,000.01	—	550,000.00	28	14,709,186.06	7.01	525,328.07	6.300	480	720	75.68
550,000.01	—	600,000.00	24	13,869,439.92	6.61	577,893.33	6.383	479	702	72.34
600,000.01	—	650,000.00	20	12,576,185.34	5.99	628,809.27	6.338	480	711	76.05
650,000.01	—	700,000.00	4	2,717,005.50	1.29	679,251.38	6.217	479	712	71.72
700,000.01	—	750,000.00	2	1,451,351.40	0.69	725,675.70	6.432	479	739	68.44
750,000.01	—	1,000,000.00	9	7,690,682.07	3.66	854,520.23	6.400	479	733	69.25
1,000,000.01	—	1,500,000.00	2	2,524,525.72	1.20	1,262,262.86	6.526	479	714	72.73

Total			707	$209,971,372.62	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $296,989.

ANNEX A
FICO Credit Scores(1)

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
Range of	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	Loan-to-Value
FICO Credit Scores	Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	Ratio (%)
619 and Below	7	$1,162,965.51	0.55%	166,137.93	5.866	479	613	45.67
620 – 639	52	15,175,815.05	7.23	291,842.60	6.302	479	632	68.33
640 – 659	50	14,217,935.80	6.77	284,358.72	6.463	479	649	68.74
660 – 679	78	21,135,586.72	10.07	270,969.06	6.386	479	670	70.57
680 – 699	78	24,850,560.30	11.84	318,596.93	6.317	479	690	70.99
700 – 719	89	27,954,382.66	13.31	314,094.19	6.341	479	709	70.96
720 and Above	353	105,474,126.58	50.23	298,793.56	6.318	479	762	67.23

Total	707	$209,971,372.62	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 719.
Documentation Programs

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	Loan-to-Value
Type of Program	Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	Ratio (%)
Full/Alternative	329	$86,641,345.47	41.26%	263,347.55	6.176	479	706	67.76
No Income/No Asset	29	5,336,227.40	2.54	184,007.84	6.546	479	729	57.69
No Ratio	14	3,916,321.42	1.87	279,737.24	6.375	479	724	59.09
Preferred	152	53,423,054.14	25.44	351,467.46	6.271	479	754	67.34
Reduced	161	54,975,956.93	26.18	341,465.57	6.586	479	707	73.26
Stated Income/Stated Asset	21	5,394,667.26	2.57	256,888.92	6.673	478	704	64.76
Streamlined	1	283,800.00	0.14	283,800.00	6.500	480	770	49.79

Total	707	$209,971,372.62	100.00%

ANNEX A
Original Loan-to-Value Ratios(1)(2)

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
Range of Original	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	Loan-to-Value
Loan-to-Value Ratios (%)	Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	Ratio (%)
50.00 or Less	180	$33,138,504.68	15.78%	184,102.80	6.190	479	732	40.65
50.01 - 55.00	42	9,153,749.07	4.36	217,946.41	6.180	479	701	52.12
55.01 - 60.00	52	13,157,858.41	6.27	253,035.74	6.263	479	732	57.66
60.01 - 65.00	42	13,041,809.85	6.21	310,519.28	6.101	479	709	62.69
65.01 - 70.00	52	17,808,945.84	8.48	342,479.73	6.120	479	703	68.15
70.01 - 75.00	70	29,978,184.42	14.28	428,259.78	6.347	479	718	73.37
75.01 - 80.00	223	80,359,675.48	38.27	360,357.29	6.416	479	724	79.44
80.01 - 85.00	6	1,487,462.34	0.71	247,910.39	6.578	480	673	84.14
85.01 - 90.00	27	8,420,183.54	4.01	311,858.65	6.915	479	688	89.31
90.01 - 95.00	13	3,424,998.99	1.63	263,461.46	6.820	479	719	94.56

Total	707	$209,971,372.62	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 68.57%.

(2)	Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

ANNEX A
Original Combined Loan-to-Value Ratios(1)(2)

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original Loan-
Range of Original Combined	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	to-Value Ratio
Loan-to-Value Ratios (%)	Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	(%)
50.00 or Less	177	$32,190,466.40	15.33%	181,867.04	6.189	479	732	40.56
50.01 - 55.00	41	9,135,795.86	4.35	222,824.29	6.180	479	700	51.75
55.01 - 60.00	51	12,756,265.73	6.08	250,122.86	6.285	479	734	57.37
60.01 - 65.00	41	12,163,637.37	5.79	296,674.08	6.080	479	705	62.45
65.01 - 70.00	49	16,571,639.30	7.89	338,196.72	6.137	479	708	67.25
70.01 - 75.00	68	28,832,551.32	13.73	424,008.11	6.300	479	714	72.75
75.01 - 80.00	112	43,577,010.80	20.75	389,080.45	6.367	479	721	78.92
80.01 - 85.00	21	7,068,387.69	3.37	336,589.89	6.503	479	707	79.35
85.01 - 90.00	54	19,750,590.28	9.41	365,751.67	6.562	479	708	83.70
90.01 - 95.00	36	11,245,244.48	5.36	312,367.90	6.558	479	724	82.98
95.01 - 100.00	57	16,679,783.39	7.94	292,627.78	6.592	479	735	79.77

Total	707	$209,971,372.62	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans was approximately 71.68%.

(2)	Takes into account any secondary financing on the mortgage loans that may exist at the time of origination.

ANNEX A
Geographic Distribution of Mortgaged Properties(1)

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	Loan-to-Value
State	Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	Ratio (%)
Arizona	27	$5,812,460.56	2.77%	215,276.32	6.358	479	719	70.12
California	336	113,666,987.09	54.13	338,294.60	6.300	479	723	67.83
Florida	77	17,495,897.05	8.33	227,219.44	6.616	479	701	69.70
Hawaii	13	5,889,026.26	2.80	453,002.02	6.246	479	726	67.75
Maryland	26	9,138,216.93	4.35	351,469.88	6.104	479	687	69.13
Nevada	24	6,030,364.32	2.87	251,265.18	6.180	479	720	67.40
New York	21	7,337,049.61	3.49	349,383.31	6.401	479	707	66.59
Washington	29	8,182,391.28	3.90	282,151.42	6.276	479	724	71.74
Other (less than 2%)	154	36,418,979.52	17.34	236,486.88	6.397	479	725	69.98

Total	707	$209,971,372.62	100.00%

(1)	The Other row in the preceding table includes 29 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.951% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.
Loan Purpose

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	Loan-to-Value
Loan Purpose	Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	Ratio (%)
Refinance (Cash-Out)	399	$109,301,706.77	52.06%	273,939.11	6.261	479	711	63.87
Purchase	145	46,782,859.61	22.28	322,640.41	6.510	479	737	76.32
Refinance (Rate/Term)	163	53,886,806.24	25.66	330,593.90	6.328	479	721	71.40

Total	707	$209,971,372.62	100.00%

ANNEX A
Types of Mortgaged Properties

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage Rate	to Maturity	Credit	Loan-to-Value
Property Type	Loans	Outstanding	Loans	Outstanding ($)	(%)	(Months)	Score	Ratio (%)
2 to 4 Family Residence	23	$7,461,799.63	3.55%	324,426.07	6.532	479	725	60.98
Co-operative	1	190,807.00	0.09	190,807.00	6.750	480	675	95.00
High-rise Condominium	5	1,735,229.40	0.83	347,045.88	6.910	479	764	73.83
Low-rise Condominium	43	11,680,030.00	5.56	271,628.60	6.464	479	730	70.91
Planned Unit Development	121	38,869,432.21	18.51	321,234.98	6.309	479	715	71.07
Single Family Residence	514	150,034,074.38	71.45	291,895.09	6.313	479	719	68.03

Total	707	$209,971,372.62	100.00%

Occupancy Types(1)

						Weighted	Weighted	Weighted
					Weighted	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Average	Remaining Term	FICO	Original
	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	to Maturity	Credit	Loan-to-Value
Occupancy Type	Loans	Outstanding	Loans	Outstanding ($)	Rate (%)	(Months)	Score	Ratio (%)
Investment Property	34	$7,269,595.34	3.46%	213,811.63	6.629	479	722	62.67
Primary Residence	657	197,466,815.75	94.04	300,558.32	6.320	479	719	68.72
Secondary Residence	16	5,234,961.53	2.49	327,185.10	6.451	479	726	71.37

Total	707	$209,971,372.62	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

ANNEX A
Remaining Terms to Maturity(1)

					Weighted	Weighted	Weighted
					Average	Average	Average
	Number of	Aggregate	Percent of	Average	Current	FICO	Original
Remaining Term	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	Credit	Loan-to-Value
to Maturity (Months)	Loans	Outstanding	Loans	Outstanding ($)	Rate (%)	Score	Ratio (%)
480	257	$84,479,671.00	40.23%	328,714.67	6.326	719	69.84
479	332	96,166,343.44	45.80	289,657.66	6.381	720	69.55
478	74	19,731,120.77	9.40	266,636.77	6.195	713	65.53
477	25	6,155,297.63	2.93	246,211.91	6.146	722	55.18
476	9	1,580,253.30	0.75	175,583.70	6.277	715	50.97
475	4	713,370.76	0.34	178,342.69	6.616	649	43.94
472	3	503,361.44	0.24	167,787.15	6.301	775	49.12
468	2	518,785.73	0.25	259,392.87	6.226	765	70.98
466	1	123,168.55	0.06	123,168.55	6.375	796	26.00

Total	707	$209,971,372.62	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 479 months.
Interest-Only Periods at Origination

					Weighted	Weighted	Weighted	Weighted
					Average	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Current	Remaining Term	FICO	Original
Interest-Only Period	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	to Maturity	Credit	Loan-to-Value
(months)	Loans	Outstanding	Loans	Outstanding ($)	Rate (%)	(Months)	Score	Ratio (%)
0	640	$190,007,891.35	90.49%	296,887.33	6.307	479	719	67.94
120	67	19,963,481.27	9.51	297,962.41	6.584	479	723	74.63

Total	707	$209,971,372.62	100.00%

ANNEX A
Prepayment Charge Periods at Origination

					Weighted	Weighted	Weighted	Weighted
					Average	Average	Average	Average
	Number of	Aggregate	Percent of	Average	Current	Remaining Term	FICO	Original
Prepayment Charge	Mortgage	Principal Balance	Mortgage	Principal Balance	Mortgage	to Maturity	Credit	Loan-to-Value
Period (months)	Loans	Outstanding	Loans	Outstanding ($)	Rate (%)	(Months)	Score	Ratio (%)
0	594	$181,901,994.28	86.63%	306,232.31	6.285	479	722	68.02
12	1	254,683.79	0.12	254,683.79	6.750	477	661	50.00
36	8	2,113,868.05	1.01	264,233.51	6.886	478	686	74.94
60	104	25,700,826.50	12.24	247,123.33	6.630	480	701	72.12

Total	707	$209,971,372.62	100.00%

Annex I
Available Exchanges of Depositable Certificates for Exchangeable Certificates(1)(2)

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
			Maximum
Classes of	Original	Classes of	Original	Pass-
Depositable	Certificate	Exchangeable	Certificate	Through
Certificates	Balance	Certificates	Balance	Rate
Recombination 1
Class A-1	$84,860,000	Class A-9	$84,860,000	5.50%
		Class A-10(3)	$7,071,666	6.00%

Recombination 2		Class A-11	$84,860,000	5.75%
Class A-1	$84,860,000	Class A-12(3)	$3,535,833	6.00%

(1)	Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2)	If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See “Description of the Certificates— Book-Entry Certificates; Denominations” in this free writing prospectus.

(3)	This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificate.